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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 18, 1997 with respect to the combined financial statements of Original Facilities, the combined financial statements of Activelife Facilities, the financial statements of Gables at Brighton Associates, the combined financial statements of Park Place Facilities and the consolidated financial statements of BLC Property, Inc. and Subsidiaries and dated October 27, 1997, except for the 2nd paragraph of Note 2 as to which the date is November 24, 1997, with respect to the financial statements of the Gables at Farmington Associates, and dated October 23, 1997 with respect to the financial statements of The Classic at West Palm Beach Limited Partnership, and dated November 24, 1997 with respect to the financial statements of Lincoln Harbor Village, L.P. and Brendenwood MRC Limited Partnership, in Amendment No. 3 to the Registration Statement (Form S-1) and related Prospectus of Brookdale Living Communities, Inc. for the registration of 2,300,000 shares of its common stock.

                                          /s/ Ernst & Young LLP

                                          ERNST & YOUNG LLP

Chicago, Illinois

December 8, 1997